Exhibit 99.1

InfoSpace Announces First Quarter Results

BELLEVUE, Wash., May 6, 2009 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP) today announced financial results for the first quarter ended March 31, 2009.

“InfoSpace is pleased to report sequential revenue growth and Adjusted EBITDA performance ahead of expectations,” said Will Lansing, president and chief executive officer of InfoSpace. “The results demonstrate our continued focus on improving efficiency, managing costs, and the development of new initiatives for future growth and profitability.”

Revenues for the first quarter of 2009 were $39.1 million, reflecting a $3.1 million or 7% decrease from the first quarter of 2008.

Adjusted EBITDA was $3.8 million for the first quarter of 2009, compared to Adjusted EBITDA of $7.1 million for the first quarter of 2008.

Net loss for the first quarter of 2009 was $5.0 million, or $0.14 per share, compared to a net loss of $2.8 million, or $0.08 per share for the first quarter of 2008. Net loss for the first quarter of 2009 included a charge of $5.4 million for unrealized losses on investments compared to a charge of $6.7 million in the first quarter of 2008.

Cash, cash equivalents, and marketable securities as of March 31, 2009 totaled $205.4 million, including $8.2 million of auction rate securities. At the end of the quarter, the Company had no debt obligations.

Second Quarter 2009 Outlook

For the second quarter of 2009, the Company expects revenue to be between $37 million and $39 million, Adjusted EBITDA to be between $3.5 million and $4.5 million, and operating results to be between net loss of $300 thousand and net income of $700 thousand, or loss of one cent per share to income of two cents per share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific / 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through 9 p.m. Pacific on May 13, 2009 and 12:00 a.m. Eastern on May 14, 2009.

Use of Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, loss on investments and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary unaudited condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that are not indicative of its core business operating results. InfoSpace believes that management and investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income (loss) in accordance with GAAP accompanies the preliminary unaudited condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile (www.dogpile.com), MetaCrawler (www.metacrawler.com), WebCrawler (www.webcrawler.com), and WebFetch (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community and connectivity sites. More information may be found at www.infospaceinc.com.

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Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

Media Contact:

Melanie Apostol, InfoSpace

(425) 709-8315

melanie.apostol@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding our expectation that we will continue to focus on improving efficiency, managing costs and developing new initiatives for future growth and profitability; and statements regarding our expectations for our financial performance and results of operations for the second quarter of 2009. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: the completion of the review of our financial statements for the first quarter of 2009; general economic, industry and market sector conditions; the progress and costs of the development of our products and services; the timing and extent of market acceptance of those products and services; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; the successful execution of the Company’s strategic initiatives, operating plans and marketing strategies; and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors” and elsewhere in such documents. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2009	March 31, 2008
Revenues	$39,070	$42,182
Operating expenses: (1)
Content and distribution	20,377	21,792
Systems and network operations	2,421	2,442
Product development	1,406	2,209
Sales and marketing	6,943	3,789
General and administrative	6,207	7,722
Depreciation	1,811	1,487
Restructuring and other, net	(5)	140

Total operating expenses	39,160	39,581

Operating income (loss)	(90)	2,601
Loss on investments(2)	(5,351)	(6,707)
Other income, net	607	2,243

Loss from continuing operations before income taxes	(4,834)	(1,863)
Income tax expense	(201)	(182)

Loss from continuing operations	(5,035)	(2,045)

Discontinued operations:
Loss from discontinued operations, net of taxes	—	(490)
Loss on sale of discontinued operations, net of taxes	—	(238)

Net loss	$(5,035)	$(2,773)

Loss per share - Basic and diluted
Loss from continuing operations	$(0.14)	$(0.06)
Loss from discontinued operations	—	(0.01)
Loss on sale of discontinued operations	—	(0.01)

Net loss per share - Basic and diluted	$(0.14)	$(0.08)

Weighted average shares outstanding used in computing basic and diluted loss per share	34,853	34,298

(1)	Stock-based compensation expense for the three months ended March 31, 2009 and 2008 is allocated among the following captions (in thousands):

	Three months ended
	March 31, 2009	March 31, 2008
Systems and network operations	$209	$367
Product development	313	593
Sales and marketing	364	853
General and administrative	1,165	1,214

Total stock-based compensation expense	$2,051	$3,027

(2)

In the three months ended March 31, 2009 and 2008, the Company recorded other-than-temporary impairment charges relating to the auction rate securities investments that it holds of $5.4 million and $6.7 million, respectively.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$55,396	$49,936
Short-term investments, available-for-sale	141,097	141,592
Accounts receivable, net	14,573	15,423
Notes and other receivables	1,592	1,349
Prepaid expenses and other current assets	2,015	1,767

Total current assets	214,673	210,067
Property and equipment, net	16,427	18,078
Long-term investments, available-for-sale	8,900	13,916
Goodwill and other intangible assets, net	44,123	44,123
Other long-term assets	4,745	4,949

Total assets	$288,868	$291,133

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,158	$6,518
Accrued expenses and other current liabilities	22,282	19,707
Liabilities of discontinued operations	—	1,109

Total current liabilities	28,440	27,334
Other long-term liabilities	1,318	1,475

Total liabilities	29,758	28,809
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,294,310	1,292,360
Accumulated deficit	(1,037,614)	(1,032,579)
Accumulated other comprehensive income	2,411	2,540

Total stockholders’ equity	259,110	262,324

Total liabilities and stockholders’ equity	$288,868	$291,133

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$55,396	$49,936
Short-term investments, available-for-sale	141,097	141,592
Long-term investments, available-for-sale	8,900	13,916

Cash, short-term and long-term investments	$205,393	$205,444

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2009	March 31, 2008
Operating activities:
Net loss	$(5,035)	$(2,773)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Loss from discontinued operations	—	490
Loss on sale of discontinued operations	—	238
Loss on investments	5,351	6,707
Stock-based compensation	2,051	3,027
Depreciation	1,811	1,487
Deferred income taxes	186	(149)
Other	345	211
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	868	(487)
Notes and other receivables	(242)	5,901
Prepaid expenses and other current assets	(248)	185
Other long-term assets	154	1,805
Accounts payable	(499)	(1,781)
Accrued expenses and other current and long-term liabilities	1,052	(46,117)

Net cash provided (used) by operating activities	5,794	(31,256)
Investing activities:
Purchases of property and equipment	(530)	(1,127)
Other long-term assets	50	(1,003)
Proceeds from the sale of assets	32	—
Proceeds from sales and maturities of investments	—	12,000

Net cash provided (used) by investing activities	(448)	9,870
Financing activities:
Special dividend paid	—	(299,146)
Proceeds from stock option exercises	—	14
Proceeds from issuance of stock through employee stock purchase plan	252	219
Repayment of capital lease obligations	(138)	—

Net cash provided (used) by financing activities	114	(298,913)
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(14,177)

Net increase (decrease) in cash and cash equivalents	5,460	(334,476)
Cash and cash equivalents:
Beginning of period	49,936	498,326

End of period	$55,396	$163,850

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2009	March 31, 2008
Net loss (2)	$(5,035)	$(2,773)
Discontinued operations	—	728
Depreciation	1,811	1,487
Stock-based compensation	2,051	3,027
Loss on investments	5,351	6,707
Other income, net (3)	(607)	(2,243)
Income tax expense	201	182

Adjusted EBITDA	$3,772	$7,115

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the Three months ending June 30, 2009
Net income (loss)	$(300)	$700
Depreciation	1,900	1,900
Stock-based compensation	2,400	2,400
Loss on investments	—	—
Other income, net (3)	(700)	(700)
Income tax expense	200	200

Adjusted EBITDA	$3,500	$4,500

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, loss on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) in accordance with GAAP.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.